EXHIBIT 4.12
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                     FRENCH FRAGRANCES, INC.

                      1995 Stock Option Plan

1.  Definitions:  As used herein, the following definitions shall apply:

    (a) "Compensation Committee" shall mean a committee appointed from time to time by the Board to administer the plan and consisting of not fewer than two members. Upon the registration by the Company of the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all members of the Compensation Committee shall be "disinterested persons" as defined by Rule 16b-3.

    (b) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

    (c) "Company" shall mean French Fragrances, Inc., a Florida corporation, or any successor thereof.

    (d) "Eligible Person" means any individual who performs services for the Company or a Subsidiary, including any individual who is an employee, officer or director of the Company or a Subsidiary, regardless of whether such individual is included on the regular payroll of the Company or a Subsidiary, or is a full or part time employee.

    (e) "Incentive Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

    (f) "Nonqualified Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Code. The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

    (g) "Participant" shall mean any Eligible Person designated by the Compensation Committee under Paragraph 6 for participation in the Plan.

    (h)  "Plan" shall mean this Stock Option Plan for the Company.

    (i) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act, or any successor thereto.

    (j) "Subsidiary" shall mean any Company in which the Company owns, directly or indirectly, stock possessing more than fifty percent of the total combined voting power of all classes of stock.

2. Purpose of Plan: The purpose of the Plan is to provide key employees, officers and directors of the Company and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of such persons with the interests of the shareholders of the Company, and to increase their personal interest in the continued success and progress of the Company.

3. Administration: The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, the amount of stock options to be granted to each such person, and the terms and conditions of such stock options. Subject to the provisions of the Plan, the Compensation Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Compensation Committee shall be final, conclusive and binding. Acts approved by either a majority of the members present at any meeting at which a quorum is present, or without a meeting by the unanimous written approval of the members of the Compensation Committee, shall be the acts of the Compensation Committee.

4. Indemnification of Compensation Committee Members: In addition to such other rights of indemnification as they may have, the members of the Compensation Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Compensation Committee member has acted in bad faith; provided, however, that within 60 days after receipt of notice of institution of any such action, suit or proceeding a Compensation Committee member shall offer the Company in writing the opportunity, at its own cost, to handle and defend the same.

5. Maximum Number of Shares Subject to Plan: The maximum number of shares of Common Stock which may be issued pursuant to stock options granted under the Plan shall be 2,200,000 shares. Shares of Common Stock shall be made available for issuance pursuant to the Plan either from shares of Common Stock reacquired by the Company (either directly or indirectly through an agent, trustee or other person or entity) or from authorized but unissued shares.
Any shares of Common Stock with respect to which stock options have expired or terminated for any reason other than exercise of such stock options, shall again be available for issuance pursuant to the Plan to the extent permitted under Rule 16b-3.

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    The number of shares of Common Stock subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares available at any time under the Plan shall be subject to such adjustment as the Compensation Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option; and provided further, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(l) of the Code. Without limiting the generality of the foregoing, the existence of outstanding options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Common Stock subject to outstanding options; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

6.  Participants:   The Compensation Committee shall determine and designate
from time to time, in its sole discretion, those Eligible Persons to whom stock options are to be granted or awarded and who thereby become Participants under the Plan. Notwithstanding the foregoing, Incentive Options may be granted only to key employees eligible to receive Incentive Options pursuant to Section 422 of the Code.

7. Written Agreement: Each stock option, shall be evidenced by a written agreement between the Company and the Participant and shall contain such provisions as may be approved by the Compensation Committee. Such agreements shall constitute binding contracts between the Company and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Compensation Committee, provided that such additional provisions and restrictions are not forbidden by the terms of the Plan.

8. Allotment of Shares: The Compensation Committee shall determine and fix the number of shares of Common Stock with respect to which each Participant may be granted stock options provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in an aggregate fair market value, determined as of the date the option is granted, of Common Stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year in excess of $100,000.

9. Stock Options: Subject to the terms of the Plan, the Compensation Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, with respect to which the option is an Incentive Option, and the number of shares of Common Stock covered thereby, with respect to which the option is a Nonqualified Option.

10. Stock Option Price: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Compensation Committee shall establish the price per share for which the shares of Common Stock covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of a share of Common Stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of the stock of the Company or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of a share of Common Stock on the date such Incentive Option is granted. With respect to a Nonqualified Option, the option price shall not be less than the par value of a share of Common Stock. For purposes of the Plan, the "fair market value" of a share of Common Stock shall be determined in good faith by the Compensation Committee and may, among other methods, be the Closing Price of the Common Stock preceding the grant date or the average of the Closing Prices of the Common Stock on each of the 30 business days immediately preceding such date. For this purpose, the Closing Price of the Common Stock on any business day shall be (i) if such Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation; (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated
Quotations System ("Nasdaq"), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such a day of the Common Stock on such system; or (iii) if neither clause
(i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Common Stock on at least 5 of the 10 preceding days; or,
(iv) if none of clause (i), (ii), or (iii) is applicable, the fair market value on a specified date of a share as determined by the Compensation Committee in good faith. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. Payment of Stock Option Price: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or by certified or official bank check, personal check or money order, or, with the consent of the Compensation Committee, in Common Stock, shall be made by the Participant for all shares so purchased. In the sole discretion of and subject to such conditions as may be established by the Compensation Committee, payment of the option price may also be made by the Company retaining from the shares of Common Stock to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. If payment is made by the tender of shares of Common Stock or retention by the Company of shares of Common Stock to be delivered upon the exercise of the stock option, the fair market value of each share of Common Stock tendered or retained, as the case may be, shall be determined as of the day such shares are tendered or such option is exercised, or if no sale or bid has been made on such date, then on the last preceding day on which such sale or bid shall have been made. Any excess of the value of the tendered or retained shares over the option price will be returned to the Participant as follows:

         (i) any whole shares of Common Stock remaining in excess of the purchase price will be returned to the Participant in kind, and may be represented by one or more certificates as determined by the Company in its sole discretion; and

         (ii) any partial shares of Common Stock remaining in excess of the option price will be returned to the Participant in cash.

         Such payment may also be made in such other manner as the Compensation Committee determines is appropriate, in its sole discretion. No Participant shall have any of the rights of a shareholder of the Company under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. Granting and Exercise of Stock Options: Each stock option granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Compensation Committee at the time of the grant; provided, however, that no stock option granted hereunder may be exercisable prior to the expiration of six months from the date of grant.
The aggregate fair market value (determined at the time the option is granted) of Common Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

    A Participant may exercise a stock option, if then exercisable, in whole or in part by delivery to the Company of written notice of the exercise, in such form as the Compensation Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, or
(ii) in the sole discretion of the Compensation Committee and subject to the requirements of Regulation T (as in effect from time to time) under the Exchange Act, irrevocable instructions to a stockbroker to promptly deliver to the Company full payment for the shares with respect to which the stock option is exercised from the proceeds of the stockbroker's sale of or loan against the shares. Except as provided in Paragraph 17, stock options may be exercised only while the Participant is an employee of, or performing service to, the Company or a Subsidiary.

    Successor stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

13. Change of Control Provisions: Notwithstanding any other provision of the Plan, the following acceleration provisions shall apply in the event of a "Change of Control" as defined in this Section 13:

         13.1 Any Option previously granted under the Plan to a Participant who is an Eligible Person on the date of a "Change in Control" (as defined in Section 13.2) shall become fully exercisable and vested, automatically in the case of Participants subject to Section 16 of the Exchange Act, and unless otherwise determined by the Board of Directors in writing at or after the grant but prior to the occurrence of the Change in Control in the case of Participants not subject to Section 16 of the Exchange Act, subject only to the legal restrictions on the issuance of shares of Common Stock upon exercise of an Option set forth in Section 18 and the provisions of the next sentence. In the case of participants subject to Section 16 of the Exchange Act, unless a participant can transfer an Option without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the date of acquisition of the Option to the date of disposition of the Option (other than upon exercise) or its underlying Shares.

         13.2  For purposes of Section 13.1, a "Change of Control" shall mean:

         (a) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual or threatened solicitation of proxies or consents; or

         (b) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation beneficially own, directly or indirectly, more than 51% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such organization, merger or consolidation; or

         (c) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company; or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, more than 51% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition. The term "the sale or other disposition of all or substantially all of the assets of the Company" shall mean a sale or other disposition transaction or series of related transactions involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board of Directors determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the fair market value of the Company (as hereinafter defined). The "fair market value of the Company" shall be the aggregate market value of the then Outstanding Company Common Stock (on a fully diluted basis) plus the aggregate market value of the Company's other outstanding equity securities. The aggregate market value of the shares of Outstanding Company Common Stock shall be determined by multiplying the number of shares of Outstanding Company Common Stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the "Transaction Date") by the average fair market value (as defined in Section 10) per Share of Outstanding Company Common Stock for the ten trading days immediately preceding the Transaction Date.
The aggregate market value of any other equity securities of the Company shall be determined in a manner similar to that prescribed in the preceding sentence for determining the aggregate market value of the shares of Outstanding Company Common Stock or by such other method as the Board of Directors shall determine is appropriate.

14. Non-Transferability of Stock Options: No stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and such option shall be exercisable, during the lifetime of the Participant, only by the Participant.

15. Term of Stock Options: If not sooner terminated, each stock option stock granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary, such option shall expire not more than 5 years after the date of granting thereof.

16. Continuation of Employment: The Compensation Committee may require, in its discretion, that any Participant under the Plan to whom a stock option shall be granted shall agree in writing as a condition of the granting of such stock option to remain in the employ of, or continue to provide services to, the Company or a Subsidiary for a designated minimum period from the date of the granting of such stock option as shall be fixed by the Compensation Committee.

17. Termination of Employment: If a Participant's employment by, or provision of services to, the Company or a Subsidiary shall be terminated, the Compensation Committee may, in its discretion, permit the exercise of stock options granted to such Participant and then exercisable (i) for a period not to exceed one year following such termination of employment with respect to Incentive Options, and (ii) for a period not to extend beyond the expiration date with respect to Nonqualified Options; provided, however, that no Incentive Option may be exercised after three months following a Participant's termination of employment, unless such termination of employment is due to the Participant's death or permanent disability, in which event the Incentive Option may be permitted to be exercised for up to one year following the Participant's termination of employment for such reason. In no event, however, shall a stock option be exercisable subsequent to its expiration date and, furthermore, unless the Compensation Committee otherwise determines, a stock option may only be exercised after termination of a Participant's employment or service to the extent exercisable on the date of termination of employment or as a result of termination of employment.

18. Investment Purpose: If the Compensation Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of Common Stock hereunder and as a condition to the Company's obligation to deliver certificates representing such shares, to execute and deliver to the Company a written statement, in form satisfactory to the Compensation Committee, representing and warranting that the Participant's acquisition of shares of Common Stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the availability of such exemption. The Company may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

19. Rights to Continued Employment: Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Compensation Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by, or the provision of services to, the Company or a Subsidiary nor interfere in any way with the right of the Company or a Subsidiary to terminate such person's employment or service at any time with or without cause.

20. Withholding Payments: If upon the exercise of a Nonqualified Option or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Company or a Subsidiary any amount of income tax withholding, in the Compensation Committee's sole discretion, either the Company shall appropriately reduce the amount of Common Stock to be issued to the Participant or the Participant shall pay such amount to the Company or Subsidiary to reimburse it for such income tax withholding. The Compensation Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Company upon exercise of a stock option appropriately reduced or by electing to tender Common Stock back to the Company subsequent to exercise of a stock option to reimburse the Company for such income tax withholding, subject to such rules and regulations as the Compensation Committee may adopt. The Compensation Committee may make such other arrangements with respect to income tax withholding as it shall determine.

21. Effectiveness of Plan: This Plan is effective as of January 26, 1995; provided, however, that within one year after such date, the Plan shall have been approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at a meeting of the Company's shareholders, of any adjournment thereof. Any stock option granted under this Plan prior to the date that shareholder approval is obtained pursuant to this Section 21 shall, for purposes of Section 12 hereof, be deemed to have been granted as of the date of such shareholder approval is obtained.

22. Termination, Duration and Amendments of Plan: The Plan may be abandoned or terminated at any time by the Board of Directors of the Company. Unless sooner terminated, the Plan shall terminate on ten years from effective date, and no stock options may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination, and any such options shall be interpreted pursuant to the terms of this Plan, notwithstanding the termination of the Plan.

     For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, with or without approval of the shareholders of the Company, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revisions shall (i) increase the maximum number of shares of Common Stock in the aggregate which are subject to the Plan (except as provided under the provisions of Paragraph 5), change the class of persons eligible to be Participants under the Plan or materially increase the benefits accruing to Participants under the Plan, without approval or ratification of the shareholders of the Company; or (ii) change the stock option price (except as contemplated by Paragraph 5) or alter or impair any stock option, which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.

23. Interpretation: If any provision of the Plan should be held invalid or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan. Without limiting the generality of the foregoing, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Exchange Act. To the extent any provision of the Plan or any action by the Compensation Committee or the Board of Directors hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Compensation Committee or the Board of Directors. This Plan shall be governed by the laws of the State of Florida. Headings contained in the Plan are for convenience only and shall in no manner be construed as part of the Plan. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

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    As adopted by the Board of Directors on January 26, 1995, and as amended on November 30, 1995, March 29, 1996 and March 3, 1999.